Exhibit 4.4

          SECOND AMENDMENT TO THE AMENDED AND RESTATED
                 POOLING AND SERVICING AGREEMENT

     THIS SECOND AMENDMENT (this "Amendment") to the Amended  and

Restated Pooling and Servicing Agreement (the "Agreement")  dated as of August 11, 1995, by and among SRI Receivables Purchase Co.,

Inc.,  a  Delaware  corporation  (the  "Transferor"),   Specialty

Retailers,  Inc., a Texas corporation (the "Servicer"  or  "SRI")

and Bankers Trust (Delaware), a Delaware banking corporation (the

"Trustee") is made and entered into as of August 1, 1998  by  and among the Servicer, the Trustee and the Transferor.

     WHEREAS,  Granite National Bank, N.A. (the "Bank") has  been formed for the purpose of extending credit to enable Obligors  to pay for merchandise or services purchased at an SRI Store;

     WHEREAS,  the  Bank and SRI have entered into  that  certain

Receivables  Transfer  Agreement dated  as  of  the  date  hereof whereby  the Bank agrees to sell, and SRI agrees to purchase  the

Receivables  arising under Charge Account Agreements between  the

Bank and Obligors;

     WHEREAS,  pursuant  to Section 13.1 of  the  Agreement,  the parties hereto contemplated the  inclusion of the SRI Credit Card

Bank;

     WHEREAS,  the Servicer, the Trustee on behalf of  the  Trust and  the Transferor desire to effectuate the establishment of the

Granite Accounts with the Bank, as the SRI Credit Card  Bank, and the  transfer of the Receivables arising hereunder to the  Trust,

by  modifying and amending certain terms of the Agreement in  the manner more particularly described herein below;

     NOW,  THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged:

     The  Servicer,  the Trustee on behalf of the Trust  and  the

Transferor hereby agree as follows:

     1.    Defined Terms.  Capitalized terms used herein but  not

otherwise  defined  shall  have the meanings  set  forth  in  the

Agreement, as amended by this Amendment.

     2.    Bank.   The  definition of  the  Bank  shall  read  as

follows:

          "Bank" means Granite National Bank, N.A., a national banking association.

     3.   Credit and Collection Policy.  The definition of Credit

and  Collection Policy shall be amended and restated to  read  as follows:

          "Credit and Collection Policy" means the credit, collection, customer relations and service policies that apply to an Eligible Account, as such policies currently exist and as such policies may be amended, modified or supplemented from time to time subject to Section 5.01(c) of the Receivables Purchase Agreement.

     4.    Eligible Receivable.  Clause (h) of the definition  of
Eligible Receivable shall be amended and restated to read as follows:

          (h) it arises under a Charge Account Agreement that has been duly authorized by (i) the applicable Originator or
     (ii) the creditor of an account approved by each Rating Agency as an Automatic Additional Account or Supplemental Account, and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject at the time of transfer to the Trust to any dispute, offset, counterclaim or defense whatsoever.

     5. Additional Defined Terms. The following defined terms shall be added to Section 1.1 of the Agreement:

          "Granite Additional Accounts" shall mean each credit card account established pursuant to a Charge Account Agreement between the Bank and any Person which is identified by an account number, excluding the Granite Original Accounts.

          "Granite  Original Accounts" means Accounts  which  the
     Bank  establishes  with  Obligors  who  had  Charge  Account
     Agreements with SRI on August 1, 1998.

          "Merchant Agreement" means an agreement between the Bank and a merchant pursuant to which the merchant agrees to honor credit cards issued by the Bank to Obligors and the Bank agrees to make loans to Obligors for the purpose of purchasing goods and services at stores operated by the merchant. Without limiting the foregoing, the Retail Credit Services Agreement dated as of August 1, 1998 between the Transferor and the Bank is a Merchant Agreement.



     7.    SRI  Store.   The  definition of SRI  Store  shall  be
amended and restated to read as follows:

          "SRI Store" means any merchant which is a party to a Merchant Agreement with the Bank.

     8.    Transferred  Account.  The definition  of  Transferred
Account shall be amended and restated to read as follows:

          "Transferred Account" shall mean an Account to which a new credit account number has been issued under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy, and which can be traced or identified by reference to or by way of computer files or microfiche lists delivered to the Trustee or the bailee of the Trustee pursuant to Section 2.1 or 2.6 as an account into which an Account has been transferred.

     9.    Addition  of  Accounts.  Section  2.6(b)(i)  shall  be

amended and restated to read as follows:

          (i) the cumulative number of Accounts the Receivables of which have been added or are designated to be added to the Trust pursuant to subsection 2.6(a) since the later of the Initial Closing Date and the first day of the twelfth preceding Monthly Period which satisfy the conditions of clause (a) of the definition of "Automatic Additional Accounts" and the Granite Additional Accounts on such date shall not be in excess of 20% of the amount equal to (w) the number of the Active Accounts as of the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period plus (x) the number of Accounts the Receivables of which were designated to be added to the Trust pursuant to clause (b) of the definition of "Automatic Additional Accounts" (other than Granite Additional Accounts) on the first day of such addition after the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period plus (y) the number of Supplemental Accounts, if any, the Receivables of which were designated to be added to the Trust after the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period minus (z) any Removed Accounts removed after the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period; and

     10.    Effectiveness  of  Amendments.   The  parties  hereto

expressly acknowledge that the effectiveness of this Amendment is conditioned  upon the receipt of written confirmation  from  each

Rating  Agency  to  the effect that the original  rating  of  any

Series  or  any  class  of  any Series will  not  be  reduced  or withdrawn  as  a result of this Amendment.  Upon receipt  by  the

Trustee  of  such written confirmation, this Amendment  shall  be deemed  effective  on the date hereof.  Except as  expressly  set forth  above, all terms of the Agreement shall be and  remain  in full  force and effect and shall constitute the legal, valid  and

binding  and enforceable obligations of the parties thereto.   To

the  extent  any  terms  and conditions in  the  Agreement  shall contradict  or  be  in  conflict  with  any  provisions  of  this

Amendment, the provisions of this Amendment shall govern.

     11.   Governing Law.  THIS AMENDMENT AND THE AGREEMENT SHALL

BE  GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE  OF  NEW  YORK, WITHOUT REFERENCE TO ITS  CONFLICT  OF  LAW

PROVISIONS,  AND  THE  OBLIGATIONS, RIGHTS AND  REMEDIES  OF  THE

PARTIES   HEREUNDER  AND  THEREUNDER  SHALL  BE   DETERMINED   IN

ACCORDANCE WITH SUCH LAWS.

     12.   Counterparts.   This  Amendment  may  be  executed  in

separate counterparts each of which shall be an original and  all of  which  taken  together  shall constitute  one  and  the  same agreement.

     13.   Trustee.  The Trustee shall not be responsible in  any

manner  whatsoever for or in respect of the sufficiency  of  this

Amendment or for or in respect of any recitals contained  herein,

all of which recitals are made solely by the Transferor.

     IN  WITNESS WHEREOF,  the parties thereto have executed this

Second Amendment as of August 1, 1998.

                              SPECIALTY RETAILERS, INC., Servicer


                              By:  /s/ Mark Hess
                              Its: Treasurer


                              SRI RECEIVABLES PURCHASE CO., INC.,
                              Transferor

                              By:  /s/ James Marcum
                              Its: Chief Financial Officer

                              BANKERS TRUST (DELAWARE), Trustee


                              By:  /s/ Donna G. Mitchell
                              Its: Trust Officer